As filed with the Securities and Exchange Commission on November 24, 2023
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
IONIS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)
Delaware	33-0336973
(State of Incorporation)	(I.R.S. Employer Identification No.)
2855 Gazelle Court
Carlsbad, CA 92010
(Address of principal executive offices)
Brett Monia
Chief Executive Officer
IONIS PHARMACEUTICALS, INC.
2855 Gazelle Court
Carlsbad, California 92010
(760) 931-9200
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Patrick R. O’Neil, Esq.
Executive Vice President, Chief Legal Officer, General Counsel and Corporate Secretary
IONIS PHARMACEUTICALS, INC.
2855 Gazelle Court
Carlsbad, California 92010
(760) 931-9200
From time to time after the effective date of this Registration Statement.
(Approximate date of commencement of proposed sale to the public)
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PROSPECTUS	November 24, 2023

Common Stock
We or selling stockholders may from time to time offer and sell Common Stock in amounts, at prices and on terms described in one or more supplements to this prospectus.
This prospectus describes some of the general terms that may apply to an offering of our Common Stock. The specific terms and any other information relating to a specific offering, including the names of any selling stockholders, will be set forth in a post-effective amendment to the registration statement of which this prospectus is a part or in a supplement to this prospectus or may be set forth in one or more documents incorporated by reference in this prospectus.
Our securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriter, dealer or agents involved in the sale of our securities and their compensation will be described in an applicable prospectus supplement. See “Plan of Distribution.” You should read this prospectus and the applicable prospectus supplement before you invest in our Common Stock.
Our Common Stock is currently traded on the NASDAQ Global Select Market under the symbol “IONS.”
Investing in our Common Stock involves risks.
See “Risk Factors” on page 3 of this prospectus, in the applicable prospectus supplement and similar headings in documents incorporated by reference herein and therein before investing in our Common Stock.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using the “shelf” registration process as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. By using a shelf registration statement, we and any selling stockholders may offer and sell from time to time in one or more offerings the Common Stock described in this prospectus. No limit exists on the aggregate number of shares of Common Stock we and any selling stockholders may sell pursuant to the registration statement.
Neither we nor any selling stockholders or underwriters named in any prospectus supplement have authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. This document may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus prepared by or on behalf of us to which we have referred you, is accurate as of any date other than their respective dates regardless of the time of delivery or any sale of the Common Stock. Our business, financial condition, results of operations and prospects may have changed since that date.
This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference in this prospectus are the property of their respective owners.
We urge you to read carefully both this prospectus and any prospectus supplement accompanying this prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information,” before deciding whether to invest in any of the securities being offered.

PROSPECTUS SUMMARY
The following summary does not contain all of the information that may be important to purchasers of our securities. Prospective purchasers of securities should carefully review the detailed information and financial statements, including the notes thereto, appearing elsewhere in or incorporated by reference into this prospectus and any prospectus supplement.
We were founded over 30 years ago to deliver innovative medicines for diseases with great medical need. Today, we are building on our advancements in RNA-targeted therapeutics to deliver our medicines to the market that have the potential to transform the lives of people with devastating diseases.
We maintain a website at www.ionispharma.com. The reference to our website does not constitute incorporation by reference into this prospectus of any of the information contained on or accessible through our website.
Our principal executive offices are located at 2855 Gazelle Court, Carlsbad, CA 92010, and our telephone number is (760) 931-9200. We incorporated in California in 1989, and in January 1991, we changed our state of incorporation to Delaware.
In December 2015, we changed our name from Isis Pharmaceuticals, Inc. to Ionis Pharmaceuticals, Inc.
In this prospectus, unless the context requires otherwise, “Ionis,” “Company,” “we,” “our,” and “us” refers to Ionis Pharmaceuticals, Inc. and its subsidiaries.
“Ionis,” the Ionis logo, and other trademarks or service marks of Ionis Pharmaceuticals, Inc. appearing in this prospectus are the property of Ionis Pharmaceuticals, Inc. “Akcea,” the Akcea logo, and other trademarks or service marks of Akcea Therapeutics, Inc. appearing in this report are the property of Akcea Therapeutics, Inc.
SPINRAZA® is a trademark of Biogen, Inc.

RISK FACTORS
Investing in our securities involves risks. Please see the risk factors described under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, our most recent Quarterly Report on Form 10-Q filed with the SEC, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference in this prospectus and in any accompanying prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as information we include or incorporate by reference in this prospectus and in any accompanying prospectus supplement. The risks and uncertainties we have described are not the only ones that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business or operations.

FORWARD-LOOKING STATEMENTS
This prospectus, each prospectus supplement and the documents incorporated herein and therein by reference contain forward-looking statements regarding our business and the therapeutic and commercial potential of QALSODY (tofersen), SPINRAZA (nusinersen), TEGSEDI (inotersen), WAYLIVRA (volanesorsen), eplontersen, olezarsen, donidalorsen, zilganersen, ulefnersen, pelacarsen, bepirovirsen, IONIS-FB-LRx, and our technologies and our other products in development. Any statement describing our goals, expectations, financial or other projections, intentions or beliefs, is a forward-looking statement and should be considered an at-risk statement. Such statements are subject to certain risks and uncertainties, including but not limited to those related to our commercial products and the medicines in our pipeline, and particularly those inherent in the process of discovering, developing and commercializing medicines that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such medicines. Our forward-looking statements also involve assumptions that, if they never materialize or prove correct, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Although our forward-looking statements reflect the good faith judgment of our management, these statements are based only on facts and factors currently known by us. As a result, you are cautioned not to rely on these forward-looking statements.
We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements.

USE OF PROCEEDS
Unless otherwise indicated in an applicable prospectus supplement, we will use the net proceeds from the sale of any securities by us for general corporate purposes and to fund our capital expenditures and working capital requirements. Pending the application of the net proceeds, we intend to invest the net proceeds in investment-grade, interest-bearing securities. We will not receive any of the proceeds from the sale of shares of our Common Stock by selling stockholders, if any, pursuant to this prospectus.

SELLING STOCKHOLDERS
If the registration statement of which this prospectus is a part is used by any selling stockholder for the resale of any shares of Common Stock registered thereunder, information about such selling stockholder, its beneficial ownership of our securities and its relationship with us will be set forth in a post-effective amendment to the registration statement, in a supplement to this prospectus, or in one or more documents incorporated by reference in this prospectus or the applicable prospectus supplement.

PLAN OF DISTRIBUTION
We or selling stockholders may sell the offered securities in one or more of the following ways, or any manner specified in a prospectus supplement:
•	to or through an underwriter or underwriters;
•	through dealers;
•	through agents;
•	directly to one or more purchasers, including affiliates of ours; or
•	through a combination of any of these methods of sale.
The applicable prospectus supplement will contain the terms of the offerings of any securities. The public offering price and any discount or concessions allowed or reallowed to dealers may be changed from time to time. The applicable prospectus supplement will contain the expected time of delivery of the securities for which this prospectus is delivered.
Unless otherwise indicated in the applicable prospectus supplement, if underwriters are used in the sale of the securities, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will be obligated to purchase all of the securities if any are purchased. In connection with the sale of securities, underwriters may receive compensation from us, selling stockholders or purchasers of securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.
Underwriters, agents or dealers participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. The securities may be sold in one or more transactions either at a fixed price or at prices which may be changed based on market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. Any underwriter, dealer or agent will be acting on a best-efforts basis or, if indicated in the applicable prospectus supplement, on a firm commitment basis.
We or selling stockholders may indemnify the underwriters, agents or dealers who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act. We or selling stockholders may also contribute to payments that the underwriters, dealers or agents or any of their controlling persons may be required to make in respect of such liabilities. Underwriters, agents or dealers may be customers of, engage in transactions with or perform services for us or our subsidiaries or selling stockholders or their affiliates in the ordinary course of business.
If so indicated in a prospectus supplement, we or selling stockholders will authorize underwriters, dealers and agents to solicit offers by certain institutions to purchase securities from us or such selling stockholders pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. These contracts will be subject only to those conditions contained in the prospectus supplement. The prospectus supplement will also contain the commission payable for solicitation of any of these contracts.
Offers to purchase securities may be solicited directly by us or selling stockholders and sales of securities may be made by us or selling stockholders directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any resale of the securities. The terms of any such sales will be described in the prospectus supplement relating to the securities. Except as contained in the applicable prospectus supplement, no director, officer or employee of ours will solicit or receive a commission in connection with the direct sales by us of the securities, although these persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with any such direct sales.

DESCRIPTION OF CAPITAL STOCK
Our authorized capital stock consists of:
•	300,000,000 shares of Common Stock, of which 143,472,119 shares were outstanding as of October 31, 2023; and
•	15,000,000 shares of preferred stock, none of which were outstanding as of October 31, 2023.
Preferred Stock
Blank Check Preferred Stock
We are authorized to issue up to 15,000,000 shares of “blank check” preferred stock. Our Board of Directors has the authority to fix the rights and preferences of and issue shares of preferred stock, which may have the effect of delaying or preventing a change in control of our company without action by our stockholders.
Series C Junior Participating Preferred Stock
Series C Junior Participating Preferred Stock have been designated but are not outstanding. Each one one-hundredth of a share of the Series C Preferred Stock has designations and powers, preferences and rights, and qualifications, limitations and restrictions that make its value approximately equal to the value of a share of our Common Stock.
Common Stock
As of October 31, 2023, we had 300,000,000 shares of Common Stock authorized, of which 143,472,119 were issued and outstanding. As of October 31, 2023, total common shares reserved for future issuance upon the exercise or conversion of outstanding securities that are exercisable or convertible into shares of our Common Stock was approximately 74,549,442, including up to 10,701,900, 10,936,052 and 6,590,028 shares issuable upon conversion of our 1.75% convertible senior notes due 2028, our 0% convertible senior notes due 2026 (the “2026 Notes”) and our 0.125% convertible senior notes due 2024 (the “2024 Notes”), respectively. In connection with the issuance of the 2026 Notes and 2024 Notes, we entered into certain convertible note hedge transactions covering 10,936,052 and 6,590,028 shares, respectively, that we expect will offset the dilution to holders of Common Stock upon any conversion of those notes. In addition, of the shares reserved, 6,055,646 shares are reserved for issuance upon conversion of 2024 Notes that we have repurchased and are currently held by us in treasury (and thus would not be dilutive). As a result, to the extent we elect to convert the 2024 Notes held in treasury, we expect we would receive up to 6,055,646 shares upon settlement of related convertible note hedges (without any additional dilution caused by the conversion of the 2024 Notes held in treasury). However, the anti-dilutive effect of the convertible note hedges is offset by certain warrant transactions we entered into in connection with the issuance of the 2026 Notes and the 2024 Notes.
Voting Rights
Holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders, including the election of directors. Our Common Stock does not have cumulative voting rights.
Dividend Rights
Subject to the preferential rights of outstanding shares of preferred stock, if any, the holders of Common Stock are entitled to receive dividends out of assets legally available at the times and in the amounts that our Board of Directors may determine from time to time in its discretion.
No Preemptive or Redemption Rights; Right to Receive Liquidation Distributions
Our Common Stock is not entitled to preemptive rights and is not subject to redemption or sinking fund provisions. Upon our liquidation, dissolution or winding-up, the holders of Common Stock are entitled to share equally in all of our assets remaining after payment of all liabilities and the liquidation preferences of any outstanding preferred stock.

Classified Board of Directors
Our Certificate of Incorporation provides for classified terms for the members of our Board of Directors. The Board of Directors is divided into three classes, and each class serves a three-year term. Presently, the Board has nine members.
Size of the Board of Directors; Removal of Directors; Vacancies
Our Certificate of Incorporation and Bylaws authorize our Board of Directors to fix the number of directors from time to time without stockholder approval. The Board of Directors currently consists of nine members. Directors may be removed with cause by a majority of the outstanding shares entitled to vote or without cause upon the approval of at least 66-2/3% of the outstanding shares entitled to vote. All vacancies on the Board of Directors are to be filled by the directors then in office.
Liquidation, Dissolution or Winding Up
Subject to the preferential rights of outstanding shares of preferred stock, if any, holders of Common Stock will share equally in all assets legally available for distribution, after payment of all liabilities, to our stockholders in the event of liquidation, dissolution or winding up of the Company.
Other Rights and Preferences
Our Common Stock has no sinking fund or redemption provisions or preemptive, conversion or exchange rights.
Power to Call Special Stockholder Meetings; Stockholder Action by Written Consent; Advance Notice of Stockholder Business and Nominees
Our Certificate of Incorporation also requires that any action required or permitted to be taken by our stockholders must be taken at a duly called annual or special meeting of stockholders and may not be taken by written consent. Only our Board of Directors, Chairman of the Board or Chief Executive Officer can call special meetings of our stockholders. In addition, our Certificate of Incorporation and Bylaws require advance notice for nominations for election to our Board of Directors or for proposing matters that can be acted upon by stockholders at a stockholder meeting.
Amendment of Bylaws
Our Board of Directors is authorized to adopt, alter or repeal our Bylaws, while our Bylaws may be adopted, amended or repealed by stockholders only through the approval of at least 66-2/3% of the outstanding shares entitled to vote.
Anti-Takeover Effects of Delaware Law
We are subject to Section 203 of the Delaware General Corporation Law (“DGCL”), which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, unless:
•	the transaction is approved by the Board of Directors before the date the interested stockholder attained that status;
•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•
on or after the date the business combination is approved by the Board and authorized at a meeting of stockholders by at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder.

A “business combination” is defined to include any merger or consolidation involving a corporation and the interested stockholder; any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation; subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; and the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.
In general, an “interested stockholder” is an entity or person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status, did own) 15% or more of a corporation’s voting stock.
The fair price provision and Section 203 of the DGCL could prohibit or delay mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.
Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws
Our Certificate of Incorporation includes a provision that requires at least 66-2/3% of our voting stockholders to approve a merger or certain other business transactions with, or proposed by, any holder of 15 percent or more of our voting stock, except in cases where certain directors approve the transaction or certain minimum price criteria and other procedural requirements are met.
Provisions of our Certificate of Incorporation and Bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our Common Stock. Among other things, our Certificate of Incorporation and Bylaws:
•	permit our Board of Directors to issue up to 15,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate;
•	provide that the authorized number of directors shall be fixed exclusively by the Board of Directors;
•
provide that the Board of Directors or any individual director may only be removed with cause by the affirmative vote of the holders of at least a majority of the outstanding Common Stock or without cause by the affirmative vote of the holders of at least 66-2/3% of the voting power of all of our then outstanding Common Stock;

•
provide that all vacancies, including newly created directorships, may, except as otherwise required by law or subject to the rights of holders of preferred stock as designated from time to time, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders;

•	classifies our Board of Directors into three classes;
•	require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent or electronic transmission;
•
provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner and also specify requirements as to the form and content of a stockholder’s notice;

•
do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of Common Stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose); and

•
provide that special meetings of our stockholders may be called only by the Chairman of the Board, our Chief Executive Officer or by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exists any vacancies).

The foregoing provisions may make it more difficult for our existing stockholders to replace our Board of Directors as well as for another party to obtain control of us by replacing our Board of Directors. Since our Board of Directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.
These provisions are intended to enhance the likelihood of continued stability in the composition of our Board of Directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are also designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of deterring hostile takeovers or delaying changes in our control or management. As a consequence, these provisions also may inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts.
Limitation of Liability and Indemnification Matters
Our Certificate of Incorporation and Bylaws include provisions to eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted under Delaware law. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:
•	for any breach of their duty of loyalty to us or our stockholders;
•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or
•	for any transaction from which the director derived an improper personal benefit.
In addition, our Bylaws provide that we will indemnify our directors and executive officers to the fullest extent not prohibited by Delaware law or any other applicable law, except that we will generally not be required to indemnify a director or executive officer in connection with any proceeding initiated by such director or executive officer. In addition, we have entered into indemnity agreements with each of our executive officers and directors and certain non-executive officers which provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of Ionis, and otherwise to the fullest extent permitted under Delaware law and our Bylaws.
Listing
Our Common Stock is listed on the NASDAQ Global Select Market under the symbol “IONS.”
Transfer Agent and Registrar
The transfer agent and registrar for our Common Stock is Equiniti Trust Company. Its address is 1110 Centre Pointe Curve, Mendota Heights, MN 55120, and its telephone number is (800) 401-1957.

LEGAL MATTERS
The validity of the issuance of the Common Stock offered hereby will be passed upon for us by Patrick R. O’Neil, our Executive Vice President, Chief Legal Officer, General Counsel, and Corporate Secretary.
Mr. O’Neil holds or has the right to acquire shares of Ionis’ Common Stock in an aggregate amount that is less than 1% of Ionis’ outstanding Common Stock.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, and the effectiveness of our internal control over financial reporting as of December 31, 2022, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and our management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2022 are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. The documents referred to below under “Incorporation by Reference” are also available on our corporate website, www.ionispharma.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.
We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement (including the exhibits and schedules thereto), at prescribed rates, from the SEC at www.sec.gov, or our corporate website at www.ionispharma.com.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” in this prospectus the information that we file with it. This means that we can disclose important information to you in this document by referring you to other filings we have made with the SEC. The information incorporated by reference is considered to be part of this prospectus. The information incorporated by reference in this prospectus is accurate only as of the date of the information on the front cover of the applicable document, or such earlier date as is expressly stated or otherwise apparent with respect to such incorporated information in the applicable document, regardless of the time of delivery of this prospectus or any sale of securities.
This prospectus incorporates by reference the documents listed below, which we have filed with the SEC:
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed on February 22, 2023;
•	portions of our Definitive Proxy Statement on Schedule 14A filed on April 20, 2023, incorporated by reference into the Annual Report on Form 10-K for our fiscal year ended December 31, 2022;
•
our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2023, filed on May 3, 2023, the quarter ended June 30, 2023, filed on August 9, 2023, and the quarter ended September 30, 2023, filed on November 2, 2023;

•
our Current Reports on Form 8-K filed on January 9, 2023, March 27, 2023, April 24, 2023, April 26, 2023, June 5, 2023, June 6, 2023, June 12, 2023, July 10, 2023, August 3, 2023, August 4, 2023, August 22, 2023, August 23, 2023, September 26, 2023, and September 27, 2023; and

•
the description of our Common Stock contained in our Registration Statement on Form 8-A filed with the SEC on April 2, 1991, as updated by our Certificate of Amendment of our Restated Certificate of Incorporation filed with our Definitive Proxy Statement on Schedule 14A filed on April 25, 2014, and our Certificate of Amendment of our Restated Certificate of Incorporation filed with our current report on Form 8-K filed on December 18, 2015.

We incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than the portions of those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC) prior to the termination of the offering of the securities. These documents may include periodic reports, like Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as Proxy Statements. Any material that we subsequently file with the SEC will automatically update and replace the information previously filed with the SEC.
This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. Neither we nor any selling stockholders have authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.
We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost, a copy of any and all of the information that is incorporated by reference in this prospectus.
Requests for such documents should be directed to:
Ionis Pharmaceuticals, Inc.
2855 Gazelle Court
Carlsbad, California 92010
(760) 931-9200
Attention: General Counsel
In addition, copies of our filings are available through our corporate website at www.ionispharma.com as soon as reasonably practicable after we electronically file such material with the SEC.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution
The following table sets forth all expenses payable by the Registrant in connection with the sale of the securities being registered. All the amounts shown are estimates except for the registration fee.
SEC registration fee	*
Printing fees	**
Legal fees and expenses	**
Accounting fees and expenses	**
Miscellaneous	**
Total	**
*	In accordance with Rule 456(b) and 457(r) we are deferring payment of the registration fee for the securities offered by this prospectus.
**	Since an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable.
Item 15.	Indemnification of Officers and Directors
Under Section 145 of the DGCL, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933.
The Registrant’s Certificate of Incorporation and Bylaws include provisions to (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by Section 102(b)(7) of the DGCL and (ii) require the Registrant to indemnify its directors and officers to the fullest extent permitted by Section 145 of the DGCL, including circumstances in which indemnification is otherwise discretionary. Pursuant to Section 145 of the DGCL, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interest of the corporation, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The Registrant believes that these provisions are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate the directors’ duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under the DGCL. In addition, each director will continue to be subject to liability for breach of the directors’ duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of the Registrant or its stockholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the directors’ duty to the Registrant or its stockholders when the director was aware or should have been aware of a risk of serious injury to the Registrant or its stockholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the Registrant or its stockholders, for improper transactions between the director and the Registrant and for improper distributions to stockholders and loans to directors and officers. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities law or state or federal environmental laws.
The Registrant has entered into indemnity agreements with each of its directors and executive officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an executive officer of the Registrant or any of its affiliated enterprises, provided such person acted in good faith and in a manner such persons reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, has no reasonable cause to believe his conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

At present, there is no pending litigation or proceeding involving a director or officer of the Registrant as to which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.
The Registrant has an insurance policy covering the officers and directors of the Registrant with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Item 16.	Exhibits
(a)	The following exhibits are filed as part of this Registration Statement:
Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement*
3.1	Amended and Restated Certificate of Incorporation filed June 19, 1991(1)
3.2	Certificate of Amendment to Restated Certificate of Incorporation filed June 17, 2014(2)
3.3	Certificate of Amendment to Restated Certificate of Incorporation filed December 18, 2015(3)
3.4	Amended and Restated Bylaws(4)
4.1	Specimen Common Stock Certificate(1)
5.1	Opinion of Patrick R. O’Neil
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.2	Consent of Patrick R. O’Neil is contained in Exhibit 5.1 to this Registration Statement
24.1	Power of Attorney is contained on the signature pages hereto
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
107	Calculation of Filing Fee Table
*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein.
(1)	Filed as an exhibit to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2017 and incorporated herein by reference.
(2)	Filed as an exhibit to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 25, 2014 and incorporated herein by reference.
(3)	Filed as an exhibit to the Registrant's Current Report on Form 8-K filed December 18, 2015 and incorporated herein by reference.
(4)	Filed as an exhibit to the Registrant's Current Report on Form 8-K filed March 29, 2021 and incorporated herein by reference.
Item 17.	Undertakings
(a)	The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(d)
(1) For purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the city of Carlsbad, County of San Diego, State of California, on November 24, 2023.
IONIS PHARMACEUTICALS, INC.

/s/ Brett Monia
Brett Monia
Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints BRETT MONIA and ELIZABETH L. HOUGEN, and each of them, as his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to sign any Registration Statement that is to be effective on filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange commission, granting unto said attorneys-in-fact and agents, and each of them, full power of authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.
Signatures	Title	Date

/s/ Brett Monia	Chief Executive Officer and Director (Principal executive officer)	November 24, 2023
Brett Monia

/s/ Elizabeth L. Hougen	Executive Vice President and Chief Financial Officer (Principal financial and accounting officer)	November 24, 2023
Elizabeth L. Hougen

/s/ Joseph Loscalzo	Chairman of the Board	November 24, 2023
Joseph Loscalzo

/s/ Spencer Berthelsen	Director	November 24, 2023
Spencer Berthelsen

/s/ Allene Diaz	Director	November 24, 2023
Allene Diaz

/s/ Michael Hayden	Director	November 24, 2023
Michael Hayden

/s/ Joan Herman	Director	November 24, 2023
Joan Herman

Signatures	Title	Date

/s/ Joseph Klein, III	Director	November 24, 2023
Joseph Klein, III

/s/ B. Lynne Parshall	Director	November 24, 2023
B. Lynne Parshall

/s/ Joseph Wender	Director	November 24, 2023
Joseph Wender